Spark Energy, Inc. Reports Third Quarter 2018 Financial Results
Acquired 60,000 residential RCEs; on track to exceed high end of cost reduction guidance

HOUSTON, November 1, 2018 (GLOBE NEWSWIRE) -- Spark Energy, Inc. ("Spark" or the "Company") (NASDAQ: SPKE), an independent retail energy services company, today reported financial results for the quarter ended September 30, 2018.
Key Highlights

•	Achieved $18.6 million in Adjusted EBITDA, $45.8 million in Retail Gross Margin, and a $18.8 million in Net Income for the third quarter

•	Expects to exceed upper end of cost reduction guidance range by 10 to 20 percent

•	Total RCE count of 979,000 as of September 30, 2018

•	Acquired 60,000 residential RCEs subsequent to the close of fiscal third quarter 2018

"Our third quarter was highlighted by continued improvement in organic customer acquisitions as well as significant strides in realizing the brand and platform consolidations that we expect to lead to stronger margins," said Nathan Kroeker, Spark Energy's President and Chief Executive Officer. "Efforts to improve customer mix and migrate customers to more cost-effective billing platforms are more than halfway complete and our cost saving actions are tracking ahead of our expectations."

Kroeker continued, "Since the closing of our third quarter, we announced our acquisition of up to 60,000 residential RCEs in the Midwest and Mid-Atlantic regions. This acquisition will be immediately accretive to 2018 earnings and will require minimal integration activity."
Summary Third Quarter 2018 Financial Results
For the quarter ended September 30, 2018, Spark reported Adjusted EBITDA of $18.6 million compared to Adjusted EBITDA of $19.6 million for the quarter ended September 30, 2017. This decrease of $1.0 million was driven by a lower Retail Gross Margin.
For the quarter ended September 30, 2018, Spark reported Retail Gross Margin of $45.8 million compared to Retail Gross Margin of $50.6 million for the quarter ended September 30, 2017. This decrease of $4.8 million is primarily attributable to lower natural gas volumes and electricity unit margins.
Net income for the quarter ended September 30, 2018, was $18.8 million compared to net income of $12.9 million for the quarter ended September 30, 2017. The increase in performance compared to the prior year was primarily the result of non-cash gains on our derivative instruments.

Liquidity and Capital Resources

($ in thousands)	September 30, 2018
Cash and cash equivalents	$42,796
Senior Credit Facility Availability (1)	19,281
Subordinated Debt Availability (2)	15,000
Total Liquidity	$77,077
(1) Subject to Senior Credit Facility borrowing base and covenant restrictions.
(2) The availability of the Subordinated Facility is dependent on our Founder's financial position and liquidity.
Dividend
Spark’s Board of Directors declared quarterly dividends of $0.18125 per share of Class A common stock payable on December 14th, 2018, and $0.546875 per share of Series A Preferred Stock payable on January 15, 2019.
Business Outlook
Kroeker concluded, "As we look to fiscal 2019, we expect to see the benefits of improved customer mix and normalized RCE counts. We expect our Adjusted EBITDA to positively reflect the success of our synergy and cost reduction initiatives. Year-to-date we have implemented significant general and administrative cost savings, and we will continue to evaluate opportunities to improve long-term profitability."
Conference Call and Webcast
Spark will host a conference call to discuss third quarter 2018 results on Friday, November 2, 2018, at 10:00 AM Central Time (11:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at http://ir.sparkenergy.com/events-and-presentations. An archived replay of the webcast will be available for twelve months following the live presentation.
About Spark Energy, Inc.
Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 19 states and serves 94 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Spark Energy Investor Relations website at ir.sparkenergy.com. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “projects,” or other similar words. All statements, other than statements of historical fact included in this earnings release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this earnings release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this earnings release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	changes in commodity prices and the sufficiency of risk management and hedging policies;

•	extreme and unpredictable weather conditions, and the impact of hurricanes and other natural disasters;

•	federal, state and local regulation, including the industry's ability to address or adapt to potentially restrictive new regulations that may be enacted by the New York Public Service Commission;

•	our ability to borrow funds and access credit markets and restrictions in our debt agreements and collateral requirements;

•	credit risk with respect to suppliers and customers;

•	changes in costs to acquire customers and actual customer attrition rates;

•	accuracy of billing systems;

•	whether our majority stockholder or its affiliates offer us acquisition opportunities on terms that are commercially acceptable to us;

•	ability to successfully identify and complete, and efficiently integrate acquisitions into our operations;

•	significant changes in, or new charges by, the ISOs in the regions in which we operate;

•	competition; and

•	the “Risk Factors” in our latest Annual Report on Form 10-K, and in our quarterly reports, other public filings and press releases.
You should review the risk factors and other factors noted throughout or incorporated by reference in this earnings release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2018 AND DECEMBER 31, 2017
(in thousands, except share counts)
(unaudited)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$42,796	$29,419
Accounts receivable, net of allowance for doubtful accounts of $4,324 at September 30 and $4,023 at December 31	134,183	158,814
Accounts receivable—affiliates	3,807	3,661
Inventory	4,077	4,470
Fair value of derivative assets	23,427	31,191
Customer acquisition costs, net	15,600	22,123
Customer relationships, net	18,360	18,653
Deposits	12,631	7,701
Other current assets	31,074	20,706
Total current assets	285,955	296,738
Property and equipment, net	5,383	8,275
Fair value of derivative assets	1,873	3,309
Customer acquisition costs, net	3,466	6,949
Customer relationships, net	28,247	34,839
Deferred tax assets	24,935	24,185
Goodwill	120,343	120,154
Other assets	11,075	11,500
Total assets	$481,277	$505,949

Liabilities, Series A Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$55,496	$77,510
Accounts payable—affiliates	2,836	4,622
Accrued liabilities	45,518	33,679
Fair value of derivative liabilities	269	1,637
Current portion of Senior Credit Facility	—	7,500
Current payable pursuant to tax receivable agreement—affiliates	2,508	5,937
Current contingent consideration for acquisitions	2,980	4,024
Other current liabilities	856	2,675
Current portion of note payable	10,535	13,443
Total current liabilities	120,998	151,027
Long-term liabilities:
Fair value of derivative liabilities	489	492
Payable pursuant to tax receivable agreement—affiliates	26,067	26,355
Long-term portion of Senior Credit Facility	112,000	117,750
Subordinated debt—affiliate	10,000	—
Long-term portion of note payable	—	7,051
Contingent consideration for acquisitions	—	626
Other long-term liabilities	—	172
Total liabilities	269,554	303,473
Commitments and contingencies (Note 13)

Series A Preferred Stock, par value $0.01 per share, 20,000,000 shares authorized, 3,707,256 shares issued and outstanding at September 30 and 1,704,339 shares issued and outstanding at December 31	90,758	41,173

Stockholders' equity:
Common Stock:

Class A common stock, par value $0.01 per share, 120,000,000 shares authorized, 13,493,158 issued, and 13,393,712 outstanding at September 30 and 13,235,082 issued and 13,135,636 outstanding at December 31	135	132
Class B common stock, par value $0.01 per share, 60,000,000 shares authorized, 21,485,126 issued and outstanding at September 30 and December 31	216	216

Additional paid-in capital	25,387	26,914
Accumulated other comprehensive loss	(15)	(11)
Retained earnings	2,885	11,008
Treasury stock, at cost, 99,446 shares at September 30 and December 31	(2,011)	(2,011)
Total stockholders' equity	26,597	36,248
Non-controlling interest in Spark HoldCo, LLC	94,368	125,055
Total equity	120,965	161,303
Total liabilities, Series A Preferred Stock and stockholders' equity	$481,277	$505,949

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Retail revenues	$258,127	$215,856	$773,616	$563,960
Net asset optimization revenues/(expense)	348	(320)	3,798	(681)
Total Revenues	258,475	215,536	777,414	563,279
Operating Expenses:
Retail cost of revenues	193,409	160,373	645,954	420,771
General and administrative	25,695	25,566	83,522	69,405
Depreciation and amortization	13,917	11,509	39,797	30,435
Total Operating Expenses	233,021	197,448	769,273	520,611
Operating income	25,454	18,088	8,141	42,668
Other (expense)/income:
Interest expense	(2,762)	(2,863)	(7,323)	(8,760)
Interest and other income (loss)	(47)	168	707	102
Total other expenses	(2,809)	(2,695)	(6,616)	(8,658)
Income before income tax expense	22,645	15,393	1,525	34,010
Income tax expense	3,818	2,451	602	5,265
Net income	$18,827	$12,942	$923	$28,745
Less: Net income attributable to non-controlling interests	13,218	10,595	140	23,049
Net income attributable to Spark Energy, Inc. stockholders	$5,609	$2,347	$783	$5,696
Less: Dividend on Series A preferred stock	2,027	932	6,081	2,106
Net income (loss) attributable to stockholders of Class A common stock	$3,582	$1,415	$(5,298)	$3,590
Other comprehensive income, net of tax:
Currency translation gain (loss)	$47	$(13)	$(11)	$(88)
Other comprehensive income (loss)	47	(13)	(11)	(88)
Comprehensive income	$18,874	$12,929	$912	$28,657
Less: Comprehensive income attributable to non-controlling interests	13,247	10,587	133	22,994
Comprehensive income attributable to Spark Energy, Inc. stockholders	$5,627	$2,342	$779	$5,663

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018
(in thousands)
(unaudited)

	Issued Shares of Class A Common Stock	Issued Shares of Class B Common Stock	Treasury Stock	Class A Common Stock	Class B Common Stock	Treasury Stock	Accumulated Other Comprehensive Loss	Additional Paid-in Capital	Retained Earnings (Deficit)	Total Stockholders' Equity	Non-controlling Interest	Total Equity
Balance at December 31, 2017	13,235	21,485	(99)	$132	$216	$(2,011)	$(11)	$26,914	$11,008	$36,248	$125,055	$161,303
Stock based compensation	—	—	—	—	—	—	—	3,596	—	3,596	—	3,596
Restricted stock unit vesting	258	—	—	3	—	—	—	(715)	—	(712)	—	(712)
Consolidated net income	—	—	—	—	—	—	—	—	783	783	140	923
Foreign currency translation adjustment for equity method investee	—	—	—	—	—	—	(4)	—	—	(4)	(7)	(11)
Distributions paid to non-controlling unit holders	—	—	—	—	—	—	—	—	—	—	(23,701)	(23,701)
Dividends paid to Class A common stockholders	—	—	—	—	—	—	—	(2,381)	(4,852)	(7,233)	—	(7,233)
Dividends to Preferred Stock	—	—	—	—	—	—	—	(2,027)	(4,054)	(6,081)	—	(6,081)
Acquisition of Customers from Affiliate	—	—	—	—	—	—	—	—		—	(7,119)	(7,119)
Balance at September 30, 2018	13,493	21,485	(99)	$135	$216	$(2,011)	$(15)	$25,387	$2,885	$26,597	$94,368	$120,965

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$923	$28,745
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization expense	38,538	30,584
Deferred income taxes	(749)	681
Change in TRA liability	79	—
Stock based compensation	3,707	4,023
Amortization of deferred financing costs	1,243	750
Excess tax benefit related to restricted stock vesting	(101)	179
Change in Fair Value of Earnout liabilities	(63)	(9,423)
Accretion on fair value of Earnout liabilities	—	3,787
Bad debt expense	8,480	3,436
Loss on derivatives, net	1,371	34,225
Current period cash settlements on derivatives, net	6,189	(20,816)
Accretion of discount to convertible subordinated notes to affiliate	—	1,004
Payment of the Major Energy Companies Earnout	—	(1,104)
Payment of the Provider Companies Earnout	—	(677)
Other	(489)	123
Changes in assets and liabilities:
Decrease in accounts receivable	21,029	18,056
Increase in accounts receivable—affiliates	(390)	(2,508)
Decrease (increase) in inventory	475	(1,936)
Increase in customer acquisition costs	(8,949)	(18,642)
(Increase) decrease in prepaid and other current assets	(10,999)	1,536
Increase in intangible assets—customer acquisitions	(86)	(32)
Decrease (increase) in other assets	92	(664)
Decrease in accounts payable and accrued liabilities	(11,062)	(9,301)
(Decrease) increase in accounts payable—affiliates	(1,786)	1,165
(Decrease) increase in other current liabilities	(5,140)	22
Decrease in other non-current liabilities	(459)	(1,170)
Net cash provided by operating activities	41,853	62,043
Cash flows from investing activities:
Purchases of property and equipment	(1,097)	(1,438)
Acquisitions of Perigee and other customers	—	(11,464)
Acquisition of the Verde Companies	—	(65,785)
Verde working capital settlement	470	—
Acquisition of HIKO	(14,290)	—
Acquisition of Customers from Affiliate	(8,776)	—
Net cash used in investing activities	(23,693)	(78,687)
Cash flows from financing activities:
Proceeds from issuance of Series A Preferred Stock, net of issuance costs paid	48,490	40,312
Borrowings on notes payable	277,800	139,400
Payments on notes payable	(281,050)	(119,664)
Payment of the Major Energy Companies Earnout	(1,607)	(6,299)
Payment of the Provider Companies Earnout and installment consideration	—	(7,061)
Payments on the Verde promissory note	(6,573)	(2,149)
Proceeds from disgorgement of stockholders short-swing profits	244	872
Restricted stock vesting	(2,589)	(2,009)
Payment of Tax Receivable Agreement liability	(3,577)	—

Payment of dividends to Class A common stockholders	(7,233)	(7,137)
Payment of distributions to non-controlling unitholders	(23,701)	(24,270)
Payment of Dividends to Preferred Stock	(4,987)	(1,174)
Purchase of Treasury Stock	—	(1,888)
Net cash (used in) provided by financing activities	(4,783)	8,933
Increase (decrease) in Cash and cash equivalents	13,377	(7,711)
Cash and cash equivalents—beginning of period	29,419	18,960
Cash and cash equivalents—end of period	$42,796	$11,249
Supplemental Disclosure of Cash Flow Information:
Non-cash items:
Contingent consideration—earnout obligations incurred in connection with the Verde Companies acquisition	$—	$5,400
Net contribution by NG&E in excess of cash	$—	$1,019
Installment consideration incurred in connection with the Verde Companies acquisition	$—	$17,851
Property and equipment purchase accrual	$(123)	$41
Cash paid during the period for:
Interest	$5,955	$4,113
Taxes	$7,461	$7,769

SPARK ENERGY, INC.
OPERATING SEGMENT RESULTS
FOR THE THREE AND NINE MONTHS ENDED September 30, 2018 AND 2017
(in thousands, except volume and per unit operating data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands, except volume and per unit operating data)
Retail Electricity Segment
Total Revenues	$246,182	$202,259	676,528	$467,861
Retail Cost of Revenues	186,449	153,594	587,949	364,518
Less: Net gains (losses) on non-trading derivatives, net of cash settlements	19,481	4,170	(4,034)	(12,786)
Retail Gross Margin (1) — Electricity	$40,252	$44,495	$92,613	$116,129
Volumes — Electricity (MWhs)	2,432,314	2,063,894	6,784,345	4,828,629
Retail Gross Margin (2) — Electricity per MWh	$16.55	$21.56	$13.65	$24.05

Retail Natural Gas Segment
Total Revenues	$12,293	$13,277	$100,886	$95,418
Retail Cost of Revenues	6,960	6,779	58,005	56,253
Less: Net Asset Optimization Revenues (Expenses)	348	(320)	3,798	(681)
Less: Net gains (losses) on non-trading derivatives, net of cash settlements	(558)	743	(3,243)	(2,344)
Retail Gross Margin (1) — Gas	$5,543	$6,075	$42,326	$42,190
Volumes — Gas (MMBtus)	1,395,377	1,706,132	11,913,180	12,554,497
Retail Gross Margin (2) — Gas per MMBtu	$3.97	$3.56	$3.55	$3.36

(1)
Reflects the Retail Gross Margin attributable to our Retail Natural Gas Segment or Retail Electricity Segment, as applicable. Retail Gross Margin is a non-GAAP financial measure. See “Other Performance Measures” in our Form 10-Q for a reconciliation of Adjusted EBITDA and Retail Gross Margin to their most directly comparable financial measures presented in accordance with GAAP.

(2)	Reflects the Retail Gross Margin for the Retail Natural Gas Segment or Retail Electricity Segment, as applicable, divided by the total volumes in MMBtu or MWh, respectively.

Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize such costs and amortize them over two years in accordance with our accounting policies. The deduction of current period customer acquisition costs is consistent with how we manage our business, but the comparability of Adjusted EBITDA between periods may be affected by varying levels of customer acquisition costs. For example, our Adjusted EBITDA is lower in years of customer growth reflecting larger customer acquisition spending. We do not deduct the cost of customer acquisitions through acquisitions of business or portfolios of customers in calculated Adjusted EBITDA. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. We also deduct non-cash compensation expense as a result of restricted stock units that are issued under our long-term incentive plan.
We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends; and

•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt.

Retail Gross Margin
We define retail gross margin as operating income (loss) plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (i) net asset optimization revenues, (ii) net gains (losses) on non-trading derivative instruments, and (iii) net current period cash settlements on non-trading derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity business by removing the impacts of our asset optimization activities and net non-cash income (loss) impact of our economic hedging activities. As an indicator of our retail energy business’ operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income (loss), its most directly comparable financial measure calculated and presented in accordance with GAAP.
We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.
The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income (loss). Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by operating activities, or operating income (loss). Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.
The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for each of the periods indicated.

APPENDIX TABLES A-1 AND A-2
ADJUSTED EBITDA RECONCILIATIONS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2018	2017	2018	2017
Reconciliation of Adjusted EBITDA to Net Income:
Net income	$18,827	$12,942	$923	$28,745
Depreciation and amortization	13,917	11,509	39,797	30,435
Interest expense	2,762	2,863	7,323	8,760
Income tax expense	3,818	2,451	602	5,265
EBITDA	39,324	29,765	48,645	73,205
Less:
Net, Gain (losses) on derivative instruments	18,117	(2,752)	(1,371)	(34,225)
Net, Cash settlements on derivative instruments	922	7,457	(5,823)	18,808
Customer acquisition costs	2,695	6,568	8,949	18,642
Plus:
Non-cash compensation expense	1,021	1,118	3,707	4,023
Adjusted EBITDA	$18,611	$19,610	$50,597	$74,003

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2018	2017	2018	2017
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by operating activities	$5,443	$16,418	$41,853	$62,043
Amortization of deferred financing costs	(631)	(219)	(1,243)	(750)
Allowance for doubtful accounts and bad debt expense	(2,755)	(2,517)	(8,480)	(3,436)
Interest expense	2,762	2,863	7,323	8,760
Income tax expense	3,818	2,451	602	5,265
Changes in operating working capital
Accounts receivable, prepaids, current assets	16,248	4,457	(9,640)	(17,084)
Inventory	2,218	2,246	(475)	1,936
Accounts payable and accrued liabilities	(5,946)	(12,857)	17,988	8,114
Other	(2,546)	6,768	2,669	9,155
Adjusted EBITDA	$18,611	$19,610	$50,597	$74,003
Cash Flow Data:
Cash flows provided by operating activities	$5,443	$16,418	$41,853	$62,043
Cash flows provided by (used in) investing activities	$307	$(3,178)	$(23,693)	$(78,687)
Cash flows provided by (used in) financing activities	$1,344	$(16,036)	$(4,783)	$8,933

The following table presents a reconciliation of Retail Gross Margin to operating income (loss) for each of the periods indicated.

APPENDIX TABLE A-3
RETAIL GROSS MARGIN RECONCILIATION
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2018	2017	2018	2017
Reconciliation of Retail Gross Margin to Operating Income:
Operating income	$25,454	$18,088	$8,141	$42,668
Depreciation and amortization	13,917	11,509	39,797	30,435
General and administrative	25,695	25,566	83,522	69,405
Less:
Net asset optimization revenues (expenses)	348	(320)	3,798	(681)
Net, gains (losses) on non-trading derivative instruments	17,888	(2,568)	(2,223)	(34,146)
Net, Cash settlements on non-trading derivative instruments	1,035	7,481	(5,054)	19,016
Retail Gross Margin	$45,795	$50,570	$134,939	$158,319
Retail Gross Margin - Retail Electricity Segment	$40,252	$44,495	$92,613	$116,129
Retail Gross Margin - Retail Natural Gas Segment	$5,543	$6,075	$42,326	$42,190

Contact: Spark Energy, Inc.
Investors:
Christian Hettick, 832-200-3727
Media:
Kira Jordan, 832-255-7302